EMERGENT BIOSOLUTIONS REPORTS SECOND QUARTER 2025 FINANCIAL RESULTS
•Second Quarter 2025 Total Revenues of $140.9 million, above Q2 guidance by $21 million
•Second Quarter 2025 Net Loss of $12.0 million and Net Loss Margin of (9)%, an improvement of 96% and 10,200 bps, respectively, versus prior year
•Second Quarter 2025 Gross Margin % of 36% and Adjusted Gross Margin % of 49%, an expansion of 6,200 bps and 2,300 bps, respectively, versus prior year
•Second Quarter 2025 Adjusted EBITDA of $28.5 million, an increase of 382% versus prior year
•Second Quarter 2025 Adjusted EBITDA Margin of 20% of Total Revenues, an improvement of 2,400 bps versus prior year
•Raising the low end/midpoint of Full Year 2025 Profitability Guidance

GAITHERSBURG, Md., August 6, 2025—Emergent BioSolutions Inc. (NYSE: EBS) today reported financial results for the second quarter ended June 30, 2025.
“Our second quarter results exceeded the top end of our revenue guidance by $21 million, and the bottom line exceeded our own internal expectations. In light of this, we are raising the low end/midpoint of full year 2025 profitability guidance, reflecting strong execution of our multi-year transformation plan,” said Joe Papa, president and CEO of Emergent. “We are making solid progress against key turnaround priorities, driven by improved profitability, expanding margins and sustained positive cash flow. Year to date, we have secured seven biodefense contract modifications, further demonstrating our leadership in medical countermeasures with the U.S. government and allied government stakeholders. We continue to explore potential organic and inorganic opportunities and assess strategic external investments that support stable, long-term growth for the enterprise. With sustained demand for life-saving naloxone, NARCAN® Nasal Spray 4 mg and KLOXXADO® Nasal Spray 8 mg, as well as an encouraging outlook in our medical countermeasures business, we remain confident in our full year guidance and expect a strong second half of the year.”

FINANCIAL HIGHLIGHTS (1)
Q2 2025 vs. Q2 2024

($ in millions, except per share amounts)	Q2 2025	Q2 2024	% Change
Total Revenues	$140.9	$254.7	(45)%
Net Loss	$(12.0)	$(283.1)	96%
Net Loss per Diluted Share	$(0.22)	$(5.38)	96%
Adjusted Net Income (Loss) (2)	$8.6	$(122.0)	107%
Adjusted Net Income (Loss) per Diluted Share (2)	$0.16	$(2.32)	107%
Adjusted EBITDA (2)	$28.5	$(10.1)	382%
Net Loss Margin	(9)%	(111)%
Adjusted EBITDA Margin (2)	20%	(4)%
Gross Margin %	36%	(26)%
Adjusted Gross Margin % (2)	49%	26%

Year to Date ("YTD") 2025 vs YTD 2024

($ in millions, except per share amounts)	YTD 2025	YTD Q2 2024	% Change
Total Revenues	$363.1	$555.1	(35)%
Net Income (Loss)	$56.0	$(274.1)	120%
Net Income (Loss) per Diluted Share	$0.99	$(5.23)	119%
Adjusted Net Income (Loss) (2)	$49.3	$(90.9)	154%
Adjusted Net Income (Loss) per Diluted Share (2)	$0.87	$(1.73)	150%
Adjusted EBITDA (2)	$106.1	$56.8	87%
Net Income (Loss) Margin	15%	(49)%
Adjusted EBITDA Margin (2)	29%	10%
Gross Margin %	45%	12%
Adjusted Gross Margin % (2)	54%	39%
RECENT BUSINESS UPDATES
•Announced a $65.0 million multi-year contract with Ontario Ministry of Health for NARCAN® Nasal Spray
•Secured $62.4 million contract modification for BAT® [Botulism Antitoxin Heptavalent (A, B, C, D, E, F, G) – (Equine)]
•Secured $51.9 million contract modification for CNJ-016® [Vaccinia Immune Globulin Intravenous (Human)] (VIGIV)
•Announced the expansion of NARCANDirect® to offer KLOXXADO® (naloxone HCl) Nasal Spray and Convenience Kits
•Announced Emergent’s addition to the Russell 3000® Index, which includes the Russell 2000, Russell 2000 Value and Russell Microcap Indices
•Published a comprehensive review article, "Brincidofovir in the Era of Mpox," in the peer-reviewed journal Expert Review of Anti-infective Therapy
•Announced recognition of over-the-counter naloxone installed in the U.S. House of Representatives buildings

SECOND QUARTER 2025 FINANCIAL PERFORMANCE (1)
Revenues
The Company uses the following categories in discussing revenues:
•Naloxone — currently comprises contributions from NARCAN® Nasal Spray
•Anthrax MCM — comprises contributions from CYFENDUS®, previously known as AV7909, BioThrax®, Anthrasil® and Raxibacumab
•Smallpox MCM — comprises contributions from ACAM2000®, VIGIV CNJ-016® and TEMBEXA®
•Other Products — comprises contributions from BAT® and RSDL® (3)
•All Other Revenues — comprises revenues from the Services operating segment and contracts and grants revenues

($ in millions)	Q2 2025	Q2 2024	% Change
Product sales, net: (4)
Naloxone	$67.5	$120.0	(44)%
Anthrax MCM	11.6	38.7	(70)%
Smallpox MCM	40.6	17.9	127%
Other Products	6.2	6.8	(9)%
Total Product sales, net	$125.9	$183.4	(31)%

All other revenues	$15.0	$71.3	(79)%

Total revenues	$140.9	$254.7	(45)%
Product Sales, net (4)
Naloxone
For Q2 2025, revenues from NARCAN® (naloxone HCl) Nasal Spray decreased $52.5 million, or 44%, as compared with Q2 2024. The decrease was primarily driven by lower sales of OTC NARCAN® and lower Canadian sales of branded NARCAN®, primarily driven by an unfavorable price and volume mix.
Anthrax MCM
For Q2 2025, revenues from Anthrax MCM products decreased $27.1 million, or 70%, as compared with Q2 2024. The decrease primarily reflects the impact of the timing of sales related to CYFENDUS®, partially offset by the timing of sales of BioThrax®. Anthrax vaccine product sales are primarily made under annual purchase options exercised by the U.S. Government ("USG"). Fluctuations in revenues result from the timing of the exercise of annual purchase options, the timing of USG purchases, the availability of governmental funding and Company delivery of orders that follow.
Smallpox MCM
For Q2 2025, revenues from Smallpox MCM products increased $22.7 million, or 127%, as compared with Q2 2024. The increase was primarily due to higher VIGIV CNJ-016® sales due to timing, partially offset by lower ACAM2000® sales, due to timing. Fluctuations in revenues from Smallpox MCM result from the timing of the exercise of annual purchase options in the existing procurement contracts, the timing of USG purchases, the availability of governmental funding and Company delivery of orders that follow.
Other Products
For Q2 2025, revenues from Other Product sales decreased $0.6 million, or 9%, as compared with Q2 2024. The decrease was primarily due to no RSDL® product sales, which was a result of the sale of RSDL® to SERB in the third quarter of 2024, partially offset by higher BAT® sales due to timing.

All Other Revenues
Services
For Q2 2025, revenues from Services decreased $60.3 million, or 93%, as compared with Q2 2024. The decrease was primarily attributable to the one time $50.0 million arbitration settlement with Janssen Pharmaceuticals, Inc. (“Janssen”), one of the Janssen Pharmaceutical Companies of Johnson & Johnson, related to the 2022 termination of the manufacturing services agreement with Janssen, coupled with a decrease in revenue from the Company’s Camden facility in the current year period, which was sold to Bora Pharmaceuticals in the third quarter of 2024, partially offset by an increase in production at the Company's Winnipeg facility.
Contracts and Grants
For Q2 2025, revenues from contracts and grants increased $4.0 million, or 61%, as compared with Q2 2024. The increase was primarily due to development work in connection with Ebanga™.
Operating Expenses

($ in millions)	Q2 2025	Q2 2024	% Change
Cost of product and services sales, net	$66.9	$296.1	(77)%
Research and development (“R&D”)	12.5	32.7	(62)%
Selling, general and administrative (“SG&A”)	43.7	85.9	(49)%
Amortization of intangible assets	16.2	16.3	(1)%
Impairment of long-lived assets	—	27.2	(100)%
Total operating expenses	$139.3	$458.2	(70)%
Cost of Product and Services Sales, Net
For Q2 2025, cost of product and services sales, net decreased $229.2 million, or 77%, as compared with Q2 2024. The decrease was driven by decreases in cost of Services of $206.9 million, cost of Commercial Product sales of $17.0 million and cost of MCM Product sales of $5.3 million.
Research and Development Expenses
For Q2 2025, R&D expenses decreased $20.2 million, or 62% as compared with Q2 2024. The decrease was primarily due to write-offs related to program terminations in the second quarter of 2024 and decreases in overhead and severance related costs. This decrease was partially offset by an increase in costs associated with the EbangaTM development work.
Selling, General and Administrative Expenses
For Q2 2025, SG&A expenses decreased $42.2 million, or 49%, as compared with Q2 2024. The decrease was primarily due to an improvement of $21.2 million in professional services fees related to general corporate initiatives in the prior year and legal service fees, coupled with a $17.4 million reduction in compensation and other employee costs as a result of the restructuring initiatives that began during the first quarter of 2023 and a decrease in marketing costs.
Impairment of long-lived assets
For Q2 2025, impairment of long-lived assets decreased $27.2 million, or 100%, due to no impairment recognized in Q2 2025 as compared with Q2 2024. The $27.2 million non-cash impairment charge in the second quarter of 2024 was related to our Bayview and Rockville asset groups within the Bioservices reporting unit.
ADDITIONAL FINANCIAL INFORMATION(1)
Capital Expenditures

($ in millions)	Q2 2025	Q2 2024	% Change
Capital expenditures	$2.9	$4.6	(37)%
Capital expenditures as a % of total revenues	2%	2%
For Q2 2025, capital expenditures decreased largely due to lower development activities across the Company’s facilities.

REPORTABLE SEGMENT INFORMATION
The Company manages the business with a focus on three operating segments: (1) a Commercial Products segment consisting of NARCAN® Nasal Spray and KLOXXADO® Nasal Spray, which product is currently being integrated into our distribution network, NARCANDirect®; (2) a MCM Products segment consisting of Anthrax - MCM, Smallpox - MCM and Other products and (3) a services segment consisting of our Bioservices offerings (“Services”). Commercial Products and MCM Products are our two reportable segments. In the first quarter of 2025, the Company’s determined that its Services operating segment no longer meets the quantitative thresholds of a reportable segment and did not meet the aggregation criteria set forth in Accounting Standards Codification 280, Segment Reporting, and as such is categorized within “All other revenues” along with “Contracts and Grants”. The Company evaluates the performance of these reportable segments based on revenues and segment adjusted gross margin, which is a non-GAAP financial measure. Segment revenue includes external customer sales, but does not include inter-segment services. The Company does not allocate contracts and grants revenue, R&D, SG&A, amortization of intangible assets, interest and other income (expense) or taxes to its evaluation of the performance of these segments.
SECOND QUARTER 2025 REPORTABLE SEGMENT RESULTS

($ in millions)	Commercial Products
	Quarter Ended June 30,
	2025	2024	$ Change	% Change
Revenues	$67.5	$120.0	$(52.5)	(44)%
Cost of sales	36.4	53.4	(17.0)	(32)%
Intangible asset amortization	9.4	9.5	(0.1)	(1)%
Gross margin**	$21.7	$57.1	$(35.4)	(62)%
Gross margin %**	32%	48%
Add back:
Intangible asset amortization	$9.4	$9.5	$(0.1)	(1)%
Restructuring costs	0.2	—	0.2	NM
Segment adjusted gross margin (2)	$31.3	$66.6	$(35.3)	(53)%
Segment adjusted gross margin % (2)	46%	56%

** Gross margin is calculated as revenues less cost of sales and intangible asset amortization. Gross margin % is calculated as gross margin divided by revenues.
NM - Not Meaningful
Cost of Commercial Product sales decreased $17.0 million, or 32%, to $36.4 million for the quarter ended June 30, 2025. The decrease was primarily due to lower sales of OTC NARCAN® and lower Canadian sales of branded NARCAN®.
Commercial Products gross margin decreased $35.4 million, or 62%, to $21.7 million for the quarter ended June 30, 2025. Commercial Products gross margin percentage decreased 16 percentage points to 32% for the quarter ended June 30, 2025. The decrease was largely due to lower sales of OTC NARCAN® and lower branded NARCAN® sales, as well as an unfavorable price and volume mix. Commercial Products segment adjusted gross margin in the current year period excludes the impact of intangible asset amortization of $9.4 million and restructuring costs of $0.2 million.

($ in millions)	MCM Products
	Quarter Ended June 30,
	2025	2024	$ Change	% Change
Revenues	$58.4	$63.4	$(5.0)	(8)%
Cost of sales	25.8	31.1	(5.3)	(17)%
Intangible asset amortization	6.8	6.8	—	—%
Gross margin**	$25.8	$25.5	$0.3	1%
Gross margin %**	44%	40%
Add back:
Intangible asset amortization	$6.8	$6.8	$—	—%
Changes in fair value of financial instruments	—	0.1	(0.1)	(100)%
Restructuring costs	(0.4)	2.7	(3.1)	(115)%
Segment adjusted gross margin(2)	$32.2	$35.1	$(2.9)	(8)%
Segment adjusted gross margin %(2)	55%	55%

** Gross margin is calculated as revenues less cost of sales and intangible asset amortization. Gross margin % is calculated as gross margin divided by revenues.
NM - Not Meaningful
Cost of MCM product sales decreased $5.3 million, or 17%, to $25.8 million for the quarter ended June 30, 2025. The decrease was primarily due to lower Raxibacumab inventory reserves, lower sales of ACAM2000® due to timing, coupled with lower shut-down costs and no RSDL® product sales due to the sale of RSDL® to SERB in the third quarter of 2024, partially offset by an increase in VIGIV CNJ-016® sales due to timing.
MCM Product gross margin increased $0.3 million, or 1%, to $25.8 million for the quarter ended June 30, 2025. MCM Product gross margin percentage increased 4 percentage points to 44% for the quarter ended June 30, 2025. The increase in gross margin percentage was primarily due to a favorable sales mix which was weighted more heavily towards higher margin products and a decrease in shutdown costs compared with the second quarter of 2024. MCM Product segment adjusted gross margin in the current year period excludes the impacts of intangible asset amortization of $6.8 million and restructuring costs of $(0.4) million.
YTD 2025 REPORTABLE SEGMENT RESULTS

($ in millions)	Commercial Products
	Six Months Ended June 30,
	2025	2024	$ Change	% Change
Revenues	$112.8	$238.5	$(125.7)	(53)%
Cost of sales	60.9	105.5	(44.6)	(42)%
Intangible asset amortization	18.9	18.9	—	—%
Gross margin**	$33.0	$114.1	$(81.1)	(71)%
Gross margin %**	29%	48%
Add back:
Intangible asset amortization	$18.9	$18.9	$—	—%
Restructuring costs	0.2	—	0.2	NM
Segment adjusted gross margin (2)	$52.1	$133.0	$(80.9)	(61)%
Segment adjusted gross margin % (2)	46%	56%

** Gross margin is calculated as revenues less cost of sales and intangible asset amortization. Gross margin % is calculated as gross margin divided by revenues.
NM - Not Meaningful
Cost of Commercial Product sales decreased $44.6 million, or 42%, to $60.9 million for the six months ended June 30, 2025. The decrease was primarily due to lower sales of OTC NARCAN® and lower Canadian sales of branded NARCAN®.

Commercial Products gross margin decreased $81.1 million, or 71%, to $33.0 million for the six months ended June 30, 2025. Commercial Products gross margin percentage decreased 19 percentage points to 29% for the six months ended June 30, 2025. The decrease was largely due to lower sales of OTC NARCAN® and lower branded NARCAN® sales, as well as an unfavorable price and volume mix. Commercial Products segment adjusted gross margin in the current year period excludes the impact of intangible asset amortization of $18.9 million and restructuring costs of $0.2 million.

($ in millions)	MCM Products
	Six Months Ended June 30,
	2025	2024	$ Change	% Change
Revenues	$215.0	$218.8	$(3.8)	(2)%
Cost of sales	76.0	93.3	(17.3)	(19)%
Intangible asset amortization	13.6	13.6	—	—%
Gross margin**	$125.4	$111.9	$13.5	12%
Gross margin %**	58%	51%
Add back:
Intangible asset amortization	$13.6	$13.6	$—	—%
Changes in fair value of financial instruments	—	0.6	(0.6)	(100)%
Restructuring costs	(1.2)	2.6	(3.8)	(146)%
Inventory step-up provision	1.8	—	1.8	NM
Segment adjusted gross margin(2)	$139.6	$128.7	$10.9	8%
Segment adjusted gross margin %(2)	65%	59%

** Gross margin is calculated as revenues less cost of sales and intangible asset amortization. Gross margin % is calculated as gross margin divided by revenues.
NM - Not Meaningful
Cost of MCM product sales decreased $17.3 million, or 19%, to $76.0 million for the six months ended June 30, 2025. The decrease was primarily due to lower sales of BAT® and CYFENDUS® due to timing, no RSDL® product sales due to the sale of RSDL® to SERB in the third quarter of 2024, lower shut-down costs and lower Raxibacumab inventory reserves, partially offset by an increase in Anthrasil® and VIGIV CNJ-016® due to timing and TEMBEXA® sales due higher unit volume.
MCM Product gross margin increased $13.5 million, or 12%, to $125.4 million for the six months ended June 30, 2025. MCM Product gross margin percentage increased 7 percentage points to 58% for the six months ended June 30, 2025. The increase in gross margin percentage was primarily due to a favorable sales mix which was weighted more heavily towards higher margin products and a decrease in shutdown costs compared with the prior year. MCM Product segment adjusted gross margin in the current year period excludes the impacts of intangible asset amortization of $13.6 million, inventory step-up provision of $1.8 million and restructuring costs of $(1.2) million.

2025 FINANCIAL FORECAST
The Company provides the following updated financial forecast for full year 2025 and Q3 2025, reflecting management's expectations based on the most current information available.

METRIC ($ in millions)	Updated Range (as of 08/06/2025)	Action	Previous Range (as of 05/07/2025)
Total revenues	$765 - $835	REVISED	$750 - $850
Net income	$40 - $65	REVISED	$20 - $70
Adjusted net income (2)	$45 - $70	REVISED	$20 - $70
Adjusted EBITDA (2)	$175 - $200	REVISED	$150 - $200
Adjusted gross margin % (2)	50% - 52%	REVISED	48% - 51%

Segment Level Revenue
MCM Products (3)	$440 - $475	REVISED	$435 - $485
Commercial Products (5)	$265 - $300	REVISED	$265 - $315

Key Assumptions ($ and shares in millions)	Updated Range (as of 08/06/2025)
Interest expense	$50
R&D	~7% to 8% of Revenues
SG&A	~26% to 27% of Revenues
Weighted avg. fully diluted share count	~54
Capex	~$16
Depreciation & amortization	~$100
Q2 2025

METRIC ($ in millions)	Q3 2025 Forecast
Total revenues	$180 - $210
FOOTNOTES
(1) All financial information included in this release is unaudited.
(2) See “Non-GAAP Financial Measures” and the "Reconciliation of Non-GAAP Financial Measures" tables for the definitions and reconciliations of these non-GAAP financial measures to the most closely related GAAP financial measures.
(3) Our MCM Products revenue in 2025 and forecasted revenue excludes revenues related to RSDL®, which was sold during the third quarter of 2024.
(4) Product sales, net are reported net of variable consideration including returns, rebates, wholesaler fees and prompt pay discounts in accordance with GAAP.
(5) Our Commercial Products forecast consists of revenues for NARCAN® Nasal Spray and revenues from distribution of KLOXXADO® naloxone HCl nasal spray 8 mg pursuant to an agreement with Hikma Pharmaceuticals PLC in January 2025.

CONFERENCE CALL, PRESENTATION SUPPLEMENT AND WEBCAST INFORMATION
Company management will host a conference call at 5:00 pm eastern time today, August 6, 2025, to discuss these financial results. The conference call and presentation supplement can be accessed from the Company's website or through the following:
By phone
Advanced registration is required.
Visit https://register.vevent.com/register/BIdd3cc968938d46f491d81fbd330dad26 to register and receive an email with the dial-in number, passcode and registrant ID.

By webcast
Visit https://edge.media-server.com/mmc/p/6nrmc8t5/
A replay of the call can be accessed from the Emergent website.
ABOUT EMERGENT BIOSOLUTIONS INC.
At Emergent, our mission is to protect and save lives. For over 25 years, we’ve been at work preparing those entrusted with protecting public health. We deliver protective and life-saving solutions for health threats like smallpox, mpox, botulism, Ebola, anthrax and opioid overdose emergencies. To learn more about how we help prepare communities around the world for today’s health challenges and tomorrow’s threats, visit our website and follow us on LinkedIn, X, Instagram, Apple Podcasts and Spotify.
NON-GAAP FINANCIAL MEASURES
In the accompanying analysis of financial information, we sometimes use information derived from consolidated and segment financial information that may not be presented in our financial statements or prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). Certain of these financial measures are considered not in conformity with GAAP (“non-GAAP financial measures”) under the United States Securities and Exchange Commission (“SEC”) rules. Specifically, we have referred to the following non-GAAP financial measures:
•Adjusted Net Income (Loss)
•Adjusted Net Income (Loss) per Diluted Share
•Adjusted EBITDA
•Adjusted EBITDA Margin
•Adjusted Gross Margin
•Adjusted Gross Margin %
•Segment Adjusted Gross Margin
•Segment Adjusted Gross Margin %

We define Adjusted Net Income (Loss) and Adjusted Net Income (Loss) per Diluted Share, which are non-GAAP financial measures, as net income (loss) and net income (loss) per diluted share, respectively, excluding the impact of changes in fair value of financial instruments, acquisition and divestiture-related costs, severance and restructuring costs, loss on assets held for sale, inventory step-up provision, non-cash amortization charges, contingent consideration milestones, other income (expense) items impairments, settlement charge, net, exit and disposal costs and tax effect. We use Adjusted Net Income (Loss) for the purpose of calculating Adjusted Net Income (Loss) per Diluted Share. Management uses Adjusted Net Income (Loss) per Diluted Share to assess total Company operating performance on a consistent basis. We believe that these non-GAAP financial measures, when considered together with our GAAP financial results and GAAP financial measures, provide management and investors with an additional understanding of our business operating results, including underlying trends.

We define Adjusted EBITDA, which is a non-GAAP financial measure, as net income (loss) before income tax provision (benefit), interest expense, net, depreciation and amortization, excluding the impact of changes in fair value of financial instruments, acquisition and divestiture-related costs, severance and restructuring costs, loss on and assets held for sale, inventory step-up provision, contingent consideration milestones, impairments, settlement charge, net, exit and disposal costs and other income (expense) items. We define Adjusted EBITDA Margin, which is a non-GAAP financial measure, as Adjusted EBITDA divided by Total Revenues. We believe that these non-GAAP financial measures, when considered together with our GAAP financial results and GAAP financial measures, provides management and investors with a more complete understanding of our operating results, including underlying trends. In addition, EBITDA is a common alternative measure of operating performance used by many of our competitors. It is used by investors, financial analysts, rating agencies and others to value and compare the financial performance of companies in our industry, although it may be defined differently by different companies. Therefore, we also believe that this non-GAAP financial measure, considered along with corresponding GAAP financial measures, provides management and investors with additional information for comparison of our operating results with the operating results of other companies.
We define Adjusted Gross Margin, which is a non-GAAP financial measure, as Gross Margin, excluding the impact of intangible asset amortization, restructuring costs, changes in the fair value of financial instruments, settlement charge, net and inventory step-up provision. We define Adjusted Gross Margin %, which is a non-GAAP financial measure, as Adjusted Gross Margin as a percentage of Products and services sales, net.
We define Segment Adjusted Gross Margin, which is a non-GAAP financial measure, as a segment's Gross Margin excluding the respective impact of intangible asset amortization, restructuring costs, changes in the fair value of financial instruments and inventory step-up provision. We define Segment Adjusted Gross Margin %, which is a non-GAAP financial measure, as Segment Adjusted Gross Margin as a percentage of a segment's revenues.
Non-GAAP financial measures are not defined in the same manner by all companies and may not be comparable with other similarly titled measures of other companies. The determination of the amounts that are excluded from these non-GAAP financial measures are a matter of management judgment and depend upon, among other factors, the nature of the underlying expense or income amounts. Non-GAAP financial measures should be considered in addition to, but not as a substitute for or superior to, the information contained in our Consolidated Statements of Operations and Consolidated Statements of Cash Flows. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the financial tables accompanying this press release.
SAFE HARBOR STATEMENT
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, including statements regarding the future performance of the Company or any of our businesses, our business strategy, future operations, future financial position, future revenues and earnings, our ability to achieve the objectives of our restructuring initiatives and divestitures, including our future results, projected costs, prospects, plans and objectives of management, are forward-looking statements. We generally identify forward-looking statements by using words like “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “goal,” “intend,” “may,” “plan,” “position,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” and similar expressions or variations thereof, or the negative thereof, but these terms are not the exclusive means of identifying such statements. These forward-looking statements are based on our current intentions, beliefs, assumptions and expectations regarding future events based on information that is currently available. You should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from our expectations. Readers are, therefore, cautioned not to place undue reliance on any forward-looking statement contained herein. Any such forward-looking statement speaks only as of the date of this press release, and, except as required by law, we do not undertake any obligation to update any forward-looking statement to reflect new information, events or circumstances.
There are a number of important factors that could cause our actual results to differ materially from those indicated by such forward-looking statements, including, among others, the availability of USG funding for contracts related to procurement of our medical countermeasure ("MCM") products, including CYFENDUS® (Anthrax Vaccine Adsorbed (AVA) Adjuvanted), previously known as AV7909, ACAM2000® (Smallpox (Vaccinia) Vaccine, Live), CNJ-016® (Vaccinia Immune Globulin Intravenous (Human) (VIGIV)), BAT® (Botulism Antitoxin Heptavalent (A,B,C,D,E,F,G)-(Equine)), BioThrax® (Anthrax Vaccine Adsorbed) EbangaTM (ansuvimab-zykl) and/or TEMBEXA® (brincidofovir) among others, as well as contracts related to development of medical countermeasures; our ability to meet our commitments to quality and compliance in all of our manufacturing operations; our ability to negotiate additional USG procurement or follow-on contracts for our MCM products that have expired or will be expiring; the commercial availability and impact of a generic and competitive marketplace on future sales of NARCAN® (naloxone HCL) Nasal Spray and over-the-counter NARCAN® Nasal Spray; our ability to perform under our contracts with the USG, including the timing of and specifications relating to deliveries; the ability of our contractors and suppliers to maintain compliance with current good manufacturing practices and other regulatory obligations; our ability to negotiate new or further commitments related to the collaboration and deployment of capacity toward future commercial manufacturing related to our bioservices and under existing Bioservices contracts; our ability to collect reimbursement for raw materials and payment of service fees from our Bioservices customers; the results of pending government investigations and their potential impact on our business; our ability to satisfy the conditions of our litigation settlement agreements, and the potential impact of such agreements, including the funds to resolve related litigation, on our business; our ability to comply with the operating and financial covenants required by (i) our term loan facility under a credit agreement, dated August 30, 2024, among the Company, the lenders from time to time party thereto and OHA Agency LLC, as administrative agent, (ii) our revolving credit facility under a credit agreement, dated September 30, 2024, among the Company, certain subsidiary borrowers, the lenders from time to time party thereto and Wells Fargo, National Association, as Agent, and (iii) our 3.875% Senior Unsecured Notes due

2028; our ability to maintain adequate internal control over financial reporting and to prepare accurate financial statements in a timely manner; our ability to maintain sufficient cash flow from our operations to pay our substantial debt, both now and in the future; our ability to invest in our business operations as a result of our current indebtedness; the impact of our share and debt repurchase programs; the procurement of our product candidates by USG entities under regulatory authorities that permit government procurement of certain medical products prior to FDA marketing authorization, and corresponding procurement by government entities outside the United States; our ability to realize the expected benefits of the sale of our travel health business to Bavarian Nordic, the sale of our Drug Product facility in Baltimore-Camden to Bora Pharmaceuticals Injectables Inc., a subsidiary of Bora Pharmaceuticals Co., Ltd., the sale of RSDL® to BTG International Inc., a subsidiary of SERB Pharmaceuticals and the sale of our Baltimore-Bayview drug substance manufacturing facility to Syngene International; the impact of the organizational changes we announced in January 2023, August 2023, May 2024 and August 2024; the success of our commercialization, marketing and manufacturing capabilities and strategy; our ability to identify and acquire companies, businesses, products or product candidates that satisfy our selection criteria; our ability to realize the full benefits from our divestitures and sales of assets; the impact of cybersecurity incidents, including the risks from the unauthorized access, interruption, failure or compromise of our information systems or those of our business partners, collaborators or other third parties; and the accuracy of our estimates regarding future revenues, expenses, capital requirements and need for additional financing. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from our expectations in any forward-looking statement. Readers should consider this cautionary statement, as well as the risks identified in our periodic reports filed with the Securities and Exchange Commission, when evaluating our forward-looking statements.

Trademarks
Emergent®, BioThrax®, BaciThrax®, BAT®, Trobigard®, Anthrasil®, CNJ-016®, ACAM2000®, NARCAN®, CYFENDUS®, TEMBEXA® and any and all Emergent BioSolutions Inc. brands, products, services and feature names, logos and slogans are trademarks or registered trademarks of Emergent BioSolutions Inc. or its subsidiaries in the United States or other countries. All other brands, products, services and feature names or trademarks are the property of their respective owners, including KLOXXADO®, which is a registered trademark of Hikma Pharmaceuticals USA Inc.

Investor Contact Rich Lindahl Executive Vice President, Chief Financial Officer lindahlr@ebsi.com	Media Contact Assal Hellmer Vice President, Communications mediarelations@ebsi.com

Emergent BioSolutions Inc.
Consolidated Balance Sheets
(in millions, except per share data)

	June 30, 2025	December 31, 2024
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$267.3	$99.5
Restricted cash	3.7	6.1
Accounts receivable, net	79.8	154.5
Inventories, net	338.6	311.7
Prepaid expenses and other current assets	24.0	26.9
Assets held for sale	6.1	—
Total current assets	719.5	598.7

Property, plant and equipment, net	216.1	270.6
Intangible assets, net	469.0	501.5
Other assets	12.5	18.9
Total assets	$1,417.1	$1,389.7

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$63.7	$60.9
Accrued expenses	13.6	17.7
Accrued compensation	31.5	56.1
Other current liabilities	13.6	27.7
Liabilities held for sale	4.7	—
Total current liabilities	127.1	162.4

Debt	667.8	663.7
Deferred tax liability	46.5	41.7
Other liabilities	39.5	39.1
Total liabilities	$880.9	$906.9

Stockholders’ equity:
Preferred stock, $0.001 par value per share; 15.0 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.001 par value per share; 200.0 shares authorized, 60.4 and 59.9 shares issued; 53.7 and 54.3 shares outstanding, respectively.	0.1	0.1
Treasury stock, at cost, 6.7 and 5.6 common shares, respectively	(234.6)	(227.7)
Additional paid-in capital	935.2	928.0
Accumulated other comprehensive loss, net	(8.1)	(5.2)
Accumulated deficit	(156.4)	(212.4)
Total stockholders’ equity	$536.2	$482.8
Total liabilities and stockholders’ equity	$1,417.1	$1,389.7

Emergent BioSolutions Inc.
Consolidated Statements of Operations
(unaudited, in millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenues:
Product and services sales, net	$130.3	$248.1	$339.4	$540.5
Contracts and grants	10.6	6.6	23.7	14.6
Total revenues	140.9	254.7	363.1	555.1

Operating expenses:
Cost of product and services sales, net (1)	66.9	296.1	155.4	440.7
Research and development	12.5	32.7	27.6	47.8
Selling, general and administrative	43.7	85.9	96.1	170.6
Amortization of intangible assets	16.2	16.3	32.5	32.5
Impairment of long-lived assets	—	27.2	—	27.2
Total operating expenses	139.3	458.2	311.6	718.8

Income (loss) from operations	1.6	(203.5)	51.5	(163.7)

Other income (expense):
Interest expense	(14.7)	(23.6)	(29.4)	(47.9)
Loss on assets held for sale	—	(40.0)	(12.2)	(40.0)
Other, net	(3.7)	(2.7)	66.0	(6.1)
Total other income (expense), net	(18.4)	(66.3)	24.4	(94.0)

Income (loss) before income taxes	(16.8)	(269.8)	75.9	(257.7)
Income tax provision (benefit)	(4.8)	13.3	19.9	16.4
Net income (loss)	$(12.0)	$(283.1)	$56.0	$(274.1)

Earnings (loss) per common share
Basic	$(0.22)	$(5.38)	$1.03	$(5.23)
Diluted	$(0.22)	$(5.38)	$0.99	$(5.23)

Weighted average shares outstanding
Basic	54.2	52.6	54.3	52.4
Diluted	54.2	52.6	56.7	52.4

(1) Exclusive of intangible asset amortization

Emergent BioSolutions Inc.
Consolidated Statements of Cash Flows
(unaudited, in millions)

	Six Months Ended June 30,
	2025	2024
Operating Activities
Net income (loss)	$56.0	$(274.1)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Share-based compensation expense	6.1	11.4
Depreciation and amortization	48.9	56.4
Change in fair value of contingent obligations, net	—	0.6
Amortization of deferred financing costs	4.7	11.9
Deferred income taxes	4.7	(12.4)
Noncash loss on assets held for sale	12.2	40.0
Change in fair value of warrant liability	(6.6)	—
Impairment of long-lived assets	—	27.2
Loss on disposal of assets	1.3	15.9
Other	(9.1)	(0.4)
Changes in operating assets and liabilities:
Accounts receivable	45.2	(29.6)
Inventories	(26.9)	(17.5)
Prepaid expenses and other assets	29.2	160.0
Accounts payable	(15.8)	0.2
Accrued expenses and other liabilities	(28.3)	3.8
Long-term incentive plan accrual	1.6	1.9
Accrued compensation	(26.3)	(7.0)
Income taxes receivable and payable, net	(1.6)	16.1
Contract liabilities	(0.1)	(19.5)
Net cash provided by (used in) operating activities	95.2	(15.1)
Investing Activities
Purchases of property, plant and equipment	(6.5)	(15.4)
Proceeds from sale of property, plant and equipment	38.2	—
Milestone payments from prior asset divestiture	50.0	—
Purchase of convertible note receivable	(5.0)	—
Net cash provided by (used in) investing activities	76.7	(15.4)
Financing Activities
Proceeds from revolving credit facility	—	65.0
Principal payments on revolving credit facility	—	(61.5)
Principal payments on term loan facility	—	(7.9)
Purchases of treasury stock	(6.9)	—
Debt issuance costs	—	(5.9)
Proceeds from share-based compensation activity	0.8	0.7
Taxes paid for share-based compensation activity	(0.7)	(0.6)
Net cash used in financing activities:	(6.8)	(10.2)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	0.3	—
Net change in cash, cash equivalents and restricted cash	165.4	(40.7)
Cash, cash equivalents and restricted cash, beginning of period	105.6	111.7
Cash, cash equivalents and restricted cash, end of period	$271.0	$71.0

Emergent BioSolutions Inc.
Consolidated Statements of Cash Flows (Continued)
(unaudited, in millions)

Supplemental cash flow disclosures:
Cash paid for interest	$24.8	$36.0
Cash paid for income taxes, net of refunds	$16.6	$25.9
Non-cash investing and financing activities:
Purchases of property, plant and equipment unpaid at period end	$2.2	$2.9
Gain on extinguishment of debt	$—	$0.3
Reconciliation of cash and cash equivalents and restricted cash:
Cash and cash equivalents	$267.3	$69.7
Restricted cash	3.7	1.3
Total	$271.0	$71.0

Emergent BioSolutions, Inc.
Reconciliation of Non-GAAP Financial Measures
Reconciliation of Net Income (Loss) and Net Income (Loss) per Diluted Share to Adjusted Net Income (Loss) and Adjusted Net Income (Loss) per Diluted Share(1)

($ in millions, except per share data)	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024	Source
Net income (loss)	$(12.0)	$(283.1)	$56.0	$(274.1)
Adjustments:
Non-cash amortization charges	$18.7	$21.1	$37.2	$44.3	Amortization of intangible assets ("IA"), Other Income
Impairments	—	27.2	—	27.2	Impairment of long-lived assets
Severance and restructuring costs	0.5	17.1	(0.8)	16.6	Cost of product and services sales, net, SG&A and R&D
Inventory step-up provision	—	—	1.8	—	Cost of product and services sales, net
Acquisition and divestiture costs	—	—	0.2	—	SG&A
Exit and disposal costs	—	13.3	—	13.3	R&D
Loss on assets held for sale	—	40.0	12.2	40.0	Other Income (Expense)
Settlement charge, net	—	110.2	—	110.2	Cost of product and services sales, net
Contingent consideration milestones	—	—	(50.0)	—	Other Income (Expense)
Changes in fair value of financial instruments	2.9	0.1	(6.6)	0.6	Cost of product and services sales, net and Other Income (Expense)
Other expense (income), net items	5.0	—	(2.9)	3.1	Other Income (Expense)
Tax effect	(6.5)	(67.9)	2.2	(72.1)
Total adjustments:	$20.6	$161.1	$(6.7)	$183.2
Adjusted net income (loss)	$8.6	$(122.0)	$49.3	$(90.9)
Net income (loss) per diluted share	$(0.22)	$(5.38)	$0.99	$(5.23)
Adjustments:
Non-cash amortization charges	$0.35	$0.40	$0.66	$0.86	Amortization of IA, Other Income
Impairments	—	0.52	—	0.52	Impairment of long-lived assets
Severance and restructuring costs	0.01	0.32	(0.01)	0.32	Cost of product and services sales, net, SG&A and R&D
Inventory step-up provision	—	—	0.03	—	Cost of product and services sales, net
Acquisition and divestiture costs	—	—	—	—	SG&A
Exit and disposal costs	—	0.25	—	0.25	R&D
Loss on assets held for sale	—	0.76	0.22	0.76	Other Income (Expense)
Settlement charge, net	—	2.10	—	2.10	Cost of product and services sales, net
Contingent consideration milestones	—	—	(0.88)	—	Other Income (Expense)
Changes in fair value of financial instruments	0.05	—	(0.12)	0.01	Cost of product and services sales, net and Other Income (Expense)
Other expense (income), net items	0.09	—	(0.05)	0.06	Other Income (Expense)
Tax effect	(0.12)	(1.29)	0.03	(1.38)
Total adjustments:	$0.38	$3.06	$(0.12)	$3.50
Adjusted net income (loss) per diluted share	$0.16	$(2.32)	$0.87	$(1.73)
Diluted shares used in computing Adjusted net income (loss) per diluted share	54.2	52.6	56.7	52.4

Emergent BioSolutions, Inc.
Reconciliation of Net Income (Loss) and Net Income (Loss) Margin to Adjusted EBITDA and Adjusted EBITDA Margin(1)

($ in millions)	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net income (loss)	$(12.0)	$(283.1)	$56.0	$(274.1)
Adjustments:
Depreciation & amortization	$23.5	$28.5	$48.9	$56.4
Income taxes	(4.8)	13.3	19.9	16.4
Total interest expense, net	13.4	23.3	27.4	47.1
Impairments	—	27.2	—	27.2
Inventory step-up provision	—	—	1.8	—
Changes in fair value of financial instruments	2.9	0.1	(6.6)	0.6
Severance and restructuring costs	0.5	17.1	(0.8)	16.6
Exit and disposal costs	—	13.3	—	13.3
Acquisition and divestiture costs	—	—	0.2	—
Loss on assets held for sale	—	40.0	12.2	40.0
Settlement charge, net	—	110.2	—	110.2
Contingent consideration milestones	—	—	(50.0)	—
Other expense (income), net items	5.0	—	(2.9)	3.1
Total adjustments	$40.5	$273.0	$50.1	$330.9
Adjusted EBITDA	$28.5	$(10.1)	$106.1	$56.8

Total revenues	$140.9	$254.7	$363.1	$555.1

Net income (loss) margin	(9)%	(111)%	15%	(49)%

Adjusted EBITDA margin	20%	(4)%	29%	10%

Emergent BioSolutions, Inc.
Reconciliations of Total Revenues to Product and Services Sales, Net and of Gross Margin and Gross Margin %
to Adjusted Gross Margin and Adjusted Gross Margin %(1)

	Three Months Ended June 30,		Six Months Ended June 30,
($ in millions)	2025	2024	2025	2024
Total revenues	$140.9	$254.7	$363.1	$555.1
Contracts and grants	10.6	6.6	23.7	14.6
Product and services sales, net	$130.3	$248.1	$339.4	$540.5

Cost of product and services sales, net	66.9	296.1	155.4	440.7
Intangible asset amortization	16.2	16.3	32.5	32.5
Gross margin	$47.2	$(64.3)	$151.5	$67.3
Gross margin %	36%	(26)%	45%	12%
Add back:
Intangible asset amortization	$16.2	$16.3	$32.5	$32.5
Inventory step-up provision	—	—	1.8	—
Settlement charges, net	—	110.2	—	110.2
Restructuring costs	(0.1)	3.1	(1.0)	2.8
Changes in fair value of financial instruments	—	0.1	—	0.6
Adjusted gross margin	$63.3	$65.4	$184.8	$213.4
Adjusted gross margin %	49%	26%	54%	39%

Emergent BioSolutions, Inc.
Reconciliation of Net Income Forecast to Adjusted Net Income Forecast

($ in millions)	2025 Full Year Forecast	Source
Net income	$40 - $65
Adjustments:
Non-cash amortization charges	$65	Amortization of IA and Other Income (Expense)
Changes in fair value of financial instruments	(7)	Other Income (Expense)
Severance and restructuring costs	(1)	Cost of products and services, net, SG&A and R&D
Inventory step-up provision	5	Cost of products and services, net
Loss on asset held for sale	12	Other Income (Expense)
Settlement charge, net	(10)	SG&A
Contingent consideration milestones	(50)	Other Income (Expense)
Other expense (income), net items	(3)	Other Income (Expense)
Tax effect	(6)
Total adjustments:	$5
Adjusted net income	$45 - $70
Reconciliation of Net Income Forecast to Adjusted EBITDA Forecast

($ in millions)	2025 Full Year Forecast
Net income	$40 - $65
Adjustments:
Depreciation & amortization	$100
Income taxes	34
Total interest expense, net	55
Inventory step-up provision	5
Changes in fair value of financial instruments	(7)
Severance and restructuring costs	(1)
Loss on assets held for sale	12
Settlement charge, net	(10)
Contingent consideration milestones	(50)
Other expense (income), net items	(3)
Total adjustments	$135
Adjusted EBITDA	$175 - $200

Emergent BioSolutions, Inc.
Reconciliations of Forecasted Total Revenues to Forecasted Product and Services Sales, Net and of Forecasted Gross Margin and Gross Margin % to Forecasted Adjusted Gross Margin and Adjusted Gross Margin %(1)

($ in millions)	2025 Full Year Forecast
Total revenues	$765 - $835
Contracts & Grants	(35) - (35)
Product and services sales, net	$730 - $800

Cost of product and services sales, net	$369 - $388
Intangible asset amortization	60
Gross margin	$309 - $352
Gross margin %	41% - 44%
Add back:
Intangible asset amortization	$60
Inventory step-up provision	5
Restructuring costs	(1)
Adjusted gross margin	$365 - $416
Adjusted gross margin %	50% - 52%